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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                                  May 23, 2005
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                           CHANTICLEER HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                     0-29507
                            (Commission File Number)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   52-2102141
                      (IRS Employer Identification Number)

                          6836 Morrison Blvd. Suite 200
                         Charlotte, North Carolina 28211
               (Address of principal executive offices) (ZIP Code)

                               Ross E. Silvey, CEO
                           Chanticleer Holdings, Inc.
                          6836 Morrison Blvd, Suite 200
                               Charlotte, NC 28211
                     (Name and address of agent for service)

                                  704-366-5054
          (Telephone number, including area code of agent for service)

                              Tulvine Systems, Inc.
                         7633 East 63rd Place, Suite 220
                              Tulsa, Oklahoma 74133
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          -------------------------------------------------------------
                                    Copy to:
                                  James Reskin
                               Reskin & Associates
                            520 South Fourth Street,
                            Louisville, KY 40202-2577


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers. On May 23, 2005, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected Michael Pruitt D. Pruitt to fill a vacancy on the Board. Mr. Pruitt was elected as a director and Mr. Pruitt has accepted this appointment. His biographical information is:

         A long-time entrepreneur with a proven track record, he possesses the expertise to evaluate potential investments, form key relationships and recognize a strong management team. Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments. The business succeeded immediately, and in order to grow Avenel Financial Group to its full potential and better represent the company's ongoing business model, he formed Avenel Ventures, an innovative technology investment and business development company. In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until the company was sold to Carolina Ribbon in 1992. From 1992 to 1996, Mr. Pruitt worked in a trucking firm where he was instrumental in increasing revenues from $6 million to $30 million. The firm was sold in 1996 to Priority Freight Systems. Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold. He received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business. Mr. Pruitt is currently the Vice-Chairman of RCG Companies Incorporated.

On May 23, 2005, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected William Block to fill a vacancy on the Board. Mr. Block was elected as a director and Mr. Block has accepted this appointment. His biographical information is:

         William Block has been active in small cap investing for over thirty years, both on the buy-side and on the sell-side. Mr. Block is well known for discovering small companies that have become future leaders, such as McDonalds, H&R Block, Tandy, and Hospital Corporation of America (now Columbia HCA). Mr. Block founded W.A.B Capital, an investment research boutique that specializes in providing equity research and investment advisory to financial institutions. Mr. Block's niche is identifying rapidly growing, yet undervalued publicly traded companies. William Block and W.A.B. Capital have been featured or quoted in publications such as the Wall Street Journal, Buyside Magazine, the Wall Street Transcript, and Business Week.

On May 23, 2005, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected Michael Carroll to fill a vacancy on the Board. Mr. Carroll was elected as a director and Mr. Carroll has accepted this appointment. His biographical information is:

         Mike Carroll currently owns and operates a sales and training consulting firm based in Richmond, Virginia. Mr. Carroll has also served as a director for RCG Companies Incorporated since January of 2004. Mr. Carroll previously spent 22 years in the distribution business, 19 of which were in computer products distribution. From 1997 to 1999, he was a division president at Corporate Express, a publicly traded business-to-business office products and service provider. In 1978, Mr. Carroll founded MicroMagnetic, Inc., a computer supply distribution company that he sold to Corporate Express in 1997. Mr. Carroll holds a Bachelor's Degree in Business Management from The College of William & Mary in Williamsburg, Virginia, and a Master's Degree in Business Administration from Virginia Commonwealth University.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
   (a) Financial Statements of Business Acquired

       None.

   (b) Pro Forma Financial Statements

       None.

   (c) Exhibits

       None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Charlotte, North Carolina on the 23rd day of May 2005.

                                     Chanticleer Holdings, Inc.


                                     By: /s/ Ross E. Silvey
                                         ---------------------------------------
                                         Ross E. Silvey, Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibits

                  None.